EXHIBIT 10.3


CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is made and entered into this 1st day of March, 2001, by and between Michael Ager (the "Consultant") whose principal place of business is 4270 S Decatur Blvd., Suite B6 Las Vegas, NV 89103 and Vertica Software, Inc., a Colorado corporation(the "Client") whose principal place of business is 5801 Christie Avenue, Suite 390, Emeryville, California 94608.

RECITALS

(a) The Consultant is engaged in the business of providing corporate consulting services for and on behalf of clients. The Consultant's services, on behalf of clients, include corporate image advertising, business development and strategy, and corporate compensation policies.

(b) The Client desires to retain the Consultant as an independent consultant to provide corporate consulting services, including corporate image advertising, business development and strategy, and corporate compensation policies.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.   CONSULTING SERVICES

The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall provide to the Client consulting services as may be requested by the Client, including:

(a) Corporate image advertising so as to increase the visibility of the Client;

(b) Business development and business strategy; and,

(c) Corporate compensation policies.

The foregoing are collectively referred to as the "Consulting Services".

The Consulting Services which the Consultant shall provide to the Client are on a best efforts basis. Consultant makes no representation, warranty or guaranty that as a result of Consulting Services the Client's image will improve, or the Client's business will increase.

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The Consultant will:

(d) Gather all material information relating to the Client and confer with the officers and directors of the Client and provide those Consulting Services as may from time to time be requested by the Client.

II.  TIME, MANNER AND PLACE OF PERFORMANCE

The Consultant provides services similar to those provided for herein to other companies. The Client agrees that the Consultant does not and shall not be required to devote its full time and efforts to the Client. The Consultant shall devote such time to the Client as is reasonable and necessary to provide the Consulting Services to Client. Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may naturally be agreed upon.

III. TERM OF THE AGREEMENT

The term of this Agreement shall be ninety (90) days, commencing March 1, 2001 and terminating June 1, 2001, subject, however, to prior termination as provided in Section XII of this Agreement.

IV.  COMPENSATION

In consideration of the Consulting Services to be provided to the Client by the Consultant, Client hereby agrees to compensate Consultant as follows:

(a) Upon execution of the Agreement, the Client shall issue the Consultant a fee for the Term in the amount of two hundred fifty thousand (250,000) shares of Common Stock of Client, such shares to be free trading and unrestricted.

(b) The Client shall issue the Shares to Consultant or any person(s) designated by Consultant. The Shares shall be deemed fully earned upon receipt by Consultant. The Shares issued pursuant to this Agreement shall be issued free and clear of any liens and encumbrances.

V.   EXPENSES

The Client shall reimburse the Consultant for all expenses and other disbursements, including but not limited to, travel, entertainment, mailing, printing and postage incurred by the Consultant on behalf of Client in connection with the performance of the Consulting Services pursuant to the Agreement. All expenses and disbursements shall require the Client's prior approval.

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VI.  SALES OF SHARES RECEIVED

Shares received by the Consultant from the Client pursuant to this Agreement are compensation to the Consultant for:

(a) The initial time which Consultant must devote to the Client to familiarize itself with Client's business so as to provide the Consulting Services;

(b) Consulting Services to be provided during the course of this Agreement;

(c) The business which Consultant must decline from other potential clients in order to be able to provide Consulting Services called for under this Agreement to Client.

It is Consultant's intention to sell the Shares received and that any such sales may occur during the term of this Agreement. The Client agrees that during the term of this Agreement, the Consultant may sell the Shares at such time and in such manner as may be determined in the sole discretion of the Consultant. Client understands that any sales of the Shares by Consultant may have the effect of decreasing the trading price of the Client's stock, particularly if Client's stock is thinly traded. The Consultant will use reasonable efforts to make such sales at such times and in such a manner so as to minimize any adverse effect to the Client from sales of the Shares. Under no circumstances will the Client place stop transfer instructions ("Stop Transfer Instructions") with its transfer agent with respect to the Shares. In the event Client places Stop Transfer Instructions with respect to the Shares, Consultant may deliver this Agreement to the transfer agent of Client, and notwithstanding the Stop Transfer Instructions, transfer agent may then transfer the Shares at the direction of the Consultant or Consultant's agent.

VII. WORK PRODUCT

Client acknowledges that in the course of performing under this Agreement, Consultant will be contacting various persons about the Client. It is agreed that Consultant retains all intellectual property rights with respect to such contact list (the "Contact List") and all material specifically created or developed by the Consultant (the "Materials"). The Contact List and Material shall be and remain the physical and intellectual property of the Consultant and all proprietary rights thereto shall remain with Consultant.

VIII. DISCLOSURE OF INFORMATION

The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client's and of its affiliates that are valuable, special and unique assets and property of the Client and such affiliates ("Confidential Information"). The Consultant will not, during and after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any Confidential Information to any person, except authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure

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under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process. Any information which has been disclosed to the public by the Client or upon the authorization of the Client shall not be considered Confidential Information.

IX.  NATURE OF RELATIONSHIP

Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement, neither party is nor shall be a general agent for the other and neither party is given authority to act on behalf of the other. The Consultant is retained by the Client in an independent capacity and except as set forth in this Agreement, Consultant shall not enter into any agreement or incur any obligation on behalf of the Client.

X.   CONFLICT OF INTEREST

This Agreement is non-exclusive. The Consultant shall be free to perform services for other companies and persons. Consultant will use its best efforts to avoid conflicts of interest. Client agrees that it shall not be a conflict of interest that Consultant devotes time and resources to companies and persons other than Client. In the event that Consultant believes a conflict of interest has arisen which may affect the performance of the Consulting Services for Client, Consultant shall promptly notify the Client of such conflict. Upon receiving such notice, the Client may terminate this Agreement pursuant to
Section XIII. Failure to terminate this Agreement within 30 days of notification of any conflict of interest shall constitute the Client's ongoing consent to the Consultant's continued activities which would be in conflict with Client.

XI.  INDEMNIFICATION

(a) The Client agrees to indemnify and hold harmless the Consultant and each officer, director and controlling person of the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant may become subject, including those under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Client or its agent, or material provided to Consultant by Client for use by Consultant in his performance under this Agreement.

(b) The Consultant agrees to indemnify and hold harmless the Client and each officer, director and controlling person of the Client against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in request thereof) to which the Client or such officer, director or controlling person may become subject, including those under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Consultant or its agent(s).

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XII. TERMINATION

Notwithstanding Section III of this Agreement, this Agreement may be terminated if:

i) Client requests Consultant to perform acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency;

ii) Client is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

In the event of termination by the Consultant pursuant to the provisions of this subparagraph, all compensation received by Consultant from Client will be deemed fully earned and any compensation due and owing as of the date of termination shall be paid by Client to Consultant.

XIII. NOTICES

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via FAX, to the FAX number set forth below, or if sent by registered or certified mail, return receipt requested, to the address set forth below.

(a) If to Consultant:
Michael Ager
4270 S Decatur Blvd., Suite B6
Las Vegas, NV 89103

(b) If to Client:
Vertica Software, Inc.
5801 Christie Avenue, Suite 390
Emeryville, CA 94608
FAX (510) 595-3398

XIV. ASSIGNMENT

Neither party to this Agreement may assign its rights or obligations hereunder without the prior written consent of the other party to this Agreement.

XV.  APPLICABLE LAW

This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the State of California.

XVI. ARBITRATION

Any controversy or claim arising out of or related to this Agreement, or the breach

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hereof, shall be settled by arbitration administered by the American Arbitration
Association under its Commercial Arbitration Rules, with the arbitration proceeding and any hearing thereon being held in San Francisco, California, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

XVII. SEVERABILITY

The provisions contained herein are severable and in the event any of them shall be held invalid, the Agreement shall be interpreted as if such invalid provision were not contained herein.

XVIII. ENTIRE AGREEMENT

This entire Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified, except in writing and signed by all parties hereto.

XIX. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall constitute and be deemed an original, but both of which taken together shall constitute to one and the same document.


IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the day and year first above written.

CONSULTANT



Michael Ager


CLIENT

VERTICA SOFTWARE, INC.


By:
Hans Nehme,CEO

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